Exhibit 99.1
ACQUISITION AGREEMENT

THIS ACQUISITION AGREEMENT is entered into as of this  24 day of April, 2008, by and between RENEWABLE ENERGY RESOURCES, INC. (hereafter "RENW"), a Florida Corporation, whose address is 334 S. Hyde Park Ave. Tampa, Florida 33606 and U.S. Sustainable Energy Corporation (USSEC), a Florida Corporation, whose address is 3000 Bayport Drive Ste., 910 , Tampa, Florida 33607. The Parties hereby agree to the following, and those matters in the attached Schedules:

RECITALS

        Whereas RENW is a publicly traded corporation dealing in alternative energy areas. that is seeking other technologies and opportunities to expand its energy market, produce revenue, bring assets for development and for shareholder return, makes the following Agreement, for the production of  energy, openly solicited for the acquisition of new technologies to other USSEC, and

        Whereas USSEC, is the owner of certain technologies, hereby referred to as the Plasma Technologies, Ballast Oil Recovery System (BORS), and Activated Carbon technology, related assets to those technologies, and properties related to such, its uses, intellectual property, and

        Whereas RENW seeks to purchase all technologies, interest, assets, patents, and other intellectual property related to these technologies, and other processes related to such developed by USSEC or related parties.  RENW makes the related transaction, and

        Whereas USSEC seeks to achieve the sale of the described technologies, assets, patents, and other intellectual property related to these technologies, and other processes related to such as  developed by USSEC or its related interests, USSEC accepts these conditions, in order to receive an issuance of common shares from RENW in exchange for this sale of these related assets, and

        NOW THEREFORE in consideration of the foregoing recitals, the mutual representations, warranties and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

I.	BASIC TRANSACTION.

1.1	Consideration to be Exchanged.

a.
On the Closing Date RENW shall deliver to USSEC, in the name of  USSEC an amount of shares which shall be equal to two million eight hundred thousand (2,800,000) shares of common stock, then outstanding at the time of the closing after reverse of RENW occurs or within thirty (30) days.

b.
USSEC shall deliver, or assign through this Agreement, all matters related to the Plasma Arc technology, plasma energy, and plasma related, and all like technologies, patents, interests, property, intellectual property either owned or in interest as held by U.S. Sustainable Energy Corporation, which shall be set forth in Schedule A to be received by RENW for all patents, patents pending, work product on improvements, all uses for the technologies, all laboratory and engineering work, all client materials, all potential client list, sales lists, pro-formas, business plans, etc. such uses, plans, patents, improvements, and all business opportunities shall include uses of the technologies, business opportunities which then existed, or did exist at or before this agreement.

c.
USSEC shall indemnify and defend and or prosecute and execute on behalf of RENW for the current suit related to Hillsborough Circuit Case Number 02-CA-001492, now pending under an injunction action in such court.

1.2          Closing.   The closing of the Acquisition and exchange contemplated and provided for in this Agreement (the "Closing") shall take place at a time and place to be mutually agreed upon by the Parties, following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the subject acquisition and exchange (other than the conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date"). It is the Parties intention to close this transaction as soon as practicable; however, the Closing Date shall occur no later than May 1, 2008, absent regulatory delays, consent or breach.

1.4	Restrictions on Transferred Stock.

a.
The Common Stock of RENW which shall initially be issued shall be held by USSEC under a “lock up” Agreement, whereby the stock shall be held by USSEC for a period of twelve months from the date of issuance or closing, whichever is later. Such stock shall be held regardless of regulatory changes to the transferability of such shares. Such stock shall not be alienated, transferred, leined, or otherwise hypothecated during such a period, without the approval of the Board of Directors of RENW upon written request made to the Board which decision shall be rendered by the Board within three (3) working days of receipt of the request from USSEC.

b.
The Common Stock of RENW which is issued under this Agreement shall have all voting rights assigned to the Chief Executive Officer of RENW for a period of six (6) months from the date or issuance or closing, whichever is later. Such voting proxy shall be automatically alienable and cancellable based upon paragraph 1.4 a. above if such stock is approved for transfer based upon those conditions and approval.

II.	REPRESENTATIONS AND WARRANTIES.

2.1          Representations and Warranties of both Parties.   Both Parties hereby represents and warrants to the other that the statements contained in this Agreement are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

a. Due Authority. The execution, delivery and performance under this Agreement and the documents provided for herein by both Parties have been authorized by all necessary corporate action.

b. Copies of Documents Genuine.    All copies of all documents submitted by either party in this transaction or in any part of due diligence or negotiation are true, complete, correct and unmodified copies of such documents.

c. Noncontravention.   The execution of this Agreement by the Parties means that they do not intend, nor will any of their officers, directors, or agents, knowingly transgress within the area of operations of the other Party regarding the use of the technologies exchanged under this Agreement or existing technologies or operations, whether consummated or pursued under the following specific exclusions. In particular, USSEC will not pursue, support, or enhance, except on behalf and with the knowledge and assent of RENW, any opportunity, project or technology dealing with technology, and the uses and potential uses. As well USSEC shall not pursue any low hydro projects which would compete or impede any of the technologies held by RENW, or pursued by them under those lines. Neither would RENW pursue any business opportunity which USSEC has pursued within their knowledge. Both parties may waive such matters in writing upon fourteen days notice to the other.

d. Litigation.   There are no suits, actions or proceedings at law or in equity, pending or threatened against or affecting this transaction, except those set forth in the agreement or schedules, or disclosed in filings, that can be expected to result in any materially adverse change in the business, properties, operations, prospects, or assets which are being conveyed from USSEC to RENW.

e. Laws and Regulations.   Both Parties have complied with all laws, rules, regulations and ordinances relating to or affecting the conduct of this Agreement, and further, USSEC has represented compliance with all laws, rules and regulations as to its entitlement to, ownership of, operation of, and ability to transact the business and operations. USSEC further asserts that they are compliant and possess all necessary licenses and permits required in its business by federal, state or local authorities for the intent and transaction of this Agreement to occur.

f. Full Disclosure.   Neither this Agreement nor any other instrument furnished to USSEC or RENW by or on behalf of either party contains any untrue statement of a material fact or omits to state a material fact necessary to make any statements made not misleading, and there is no fact that materially and adversely affects, or foreseeably may materially and adversely affect, the intent or subjects of this Agreement.

g. Representations and Warranties True at Closing.   Except as expressly herein otherwise provided, all of the representations and warranties by RENW and USSEC as set forth herein shall be true as of the Closing Date as though such representations and warranties were made on and as of such date.

h.  No Material Adverse Change, Etc.

1)
By RENW: At the time of the execution of this Agreement and at the time of closing (if different), there has not been, other than as contemplated or caused by this Agreement any (i)  material adverse change in the business, condition(financial or otherwise), operations, or prospects of  RENW which would affect business operations with the technologies herein; (ii) any damage, destruction, or loss, whether covered by insurance or not, having a material adverse effect on the business, condition (financial or otherwise), operations or prospects of RENW for the use of such technology or assets, (iii) any entry into or termination of any material commitment, contract, Agreement, or transaction(including, without limitation, any material borrowing or capital expenditure or sale or other disposition of any material asset or assets) of, or involving RENW, other than this Agreement and Agreements executed in the ordinary course of business;(iv) nor promise or payment of any increase to or for any executive or principal's executive bonus, or other compensation, (viii) any default or breach of any material respect pursuant to any covenant or Agreement, or (ix) any other change in the manner which the company has conducted its business in the past which would impede the operations concerning the technology acquisition.

2)
By USSEC:  At the time of the execution of this Agreement and at the time of closing (if different), there has not been, other than as contemplated or caused by this Agreement any (i)  material adverse the rights of USSEC to any of the intellectual properties, assets, or other materials being purchased, pursuant to Schedule A, being purchased from USSEC, which would impede such operations or business for any of the operations of the technologies being acquired; (ii) any damage, destruction, or loss, whether covered by insurance or not, having a material adverse effect on the business, condition (financial or otherwise), operations or prospects of USSEC for the use of such technology or assets, (iii) any entry into or termination of any material commitment, contract, Agreement, or transaction(including, without limitation, any material borrowing or capital expenditure or sale or other disposition of any material asset or assets) of, or involving USSEC, other than this Agreement and Agreements executed in the ordinary course of business;(iv) nor promise or payment of any increase to or for any executive or principal's executive bonus, or other compensation, (viii) any default or breach of any material respect pursuant to any covenant or Agreement, or (ix) any other change in the manner which the company has conducted its business in the past which would impede the operations concerning the technology interests acquisition.

III.	COVENANTS.

From the date of this Agreement until the Closing Date, the Parties agree as follows:

3.1          General.   Each of the Parties hereto will use its best efforts to take all actions and to do all things necessary in order to consummate and make effective the transaction contemplated by this Agreement (including satisfaction of the closing conditions set forth in Article IV below).

3.2          Notices and Consents.   Each of the Parties hereto will give any notices to third Parties, and will use its best efforts to obtain any third party consents, that the other party reasonably may request in connection with any matter referred to in this Agreement.

3.3          Access.   Both Parties each agree that they will permit the others directors, officers, accountants, attorneys and other representatives full access, during reasonable business hours throughout the term or applicability of this Agreement, to all premises, properties, personnel, books, records, contracts and documents of or pertaining to the others business affairs, operations, properties and financial affairs as the other party may reasonably request. All information provided shall be furnished strictly subject to the confidentiality provision of this Agreement.

3.4          Confidentiality.   All information and documents furnished by a party pursuant to this Agreement shall be deemed and treated as proprietary in nature. Each party agrees that it shall hold all information received from another party pursuant to or in connection with this Agreement in the highest and strictest confidence and shall not reveal any such information to any individual who is not one of its directors, officers, key employee, attorney or accountant, and that it will not use any such information obtained for any purpose whatsoever other than assisting in its due diligence inquiry precedent to the Closing and, if this Agreement is terminated for any reason whatsoever, agrees to return to the other party any all tangible embodiments (and all copies) thereof which are in its possession. This covenant shall survive the consummation or termination of this Agreement.

3.5          Publicity and Filings.   All press releases, shareholder communications, filings with the Securities and Exchange Commission or other governmental agency or body and other information and publicity generated the Parties, separately or jointly, regarding the exchange contemplated in this Agreement shall be reviewed and approved by the other Party before release or dissemination to the public or filing with any governmental agency or body whatever.   Post-Closing, the Parties will provide each other with such documents, information, assistance and cooperation as may be reasonably required to complete in a timely fashion, all required filings with any state, Federal or other agency, or outside party.

3.6          Notice of Developments.   Each party hereto will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in this Agreement.

3.7          Stand-Still Agreement.   Neither Party will solicit, initiate, or encourage the submission of any proposal or offer from any person or entity relating to any other transaction related to the matters being acquired under this Agreement pending the closing of the transaction contemplated herein.

3.8          Patent and Asset Verification.   RENW shall have verified that the assets and patents, patents pending and other proprietary assets are duly and legally in the name of USSEC or a subsidiary and represent those products including the technologies formerly owned by USSEC.  As well, any right and title to any interest in the other technologies shall be delivered to RENW as part of this agreement.

3.9          Indemnification, and Hold Harmless.   The Parties mutually agree to indemnify, defend and hold the other harmless from any claim, debt, cause of action or other demand made by any party whatsoever, for any reason whatsoever, for, from or as a result of any negligent action, negligent omission,  negligent breach, ensuing injury from such actions or inactions caused to be or claimed by any third party. Should either party desire to enact this provision, it must provide notice of a demand for defense and indemnification to the other Party in writing, within a reasonable amount of  time after discovery of any potential claim. The method of defense, choice of counsel and indemnification shall be chosen by the party accepting indemnification. Should a Party deny liability under this section, the dispute shall be referred to a Court of Competent jurisdiction pursuant to this Agreement.  Specifically, USSEC is indemnifying RENW from any claim from the Laurus funding, the current or any lawsuit in any jurisdiction regarding any of the technologies related in this agreement. Such indemnification shall include legal representation, at the expense of USSEC, or continued with USSEC in any current, or potential lawsuit now known in any such case. Such cases are listed in Schedule D attached hereto, which are now filed and existing at the time of this agreement.

4.	CONDITIONS PRECEDENT TO THE EXCHANGE.

4.1          Conditions Precedent upon the Parties. The obligation of both Parties to consummate this Agreement is contingent upon both Parties being able to deliver those matters disclosed in Section 1.1 and the following conditions at or before the Closing Date:

(a)  Representations and Warranties True.   The representations and warranties by both Parties in the Agreement shall have been correct on and as of the Closing Date with the same force and effect.

(b)   Legal Opinions. Both shall be responsible to receive any necessary favorable written opinion of counsel for those matters to be accomplished herein.

(c)   No Restraint.   No injunction, filing in a jurisdiction, judgment, decree or restraining order shall be in effect to forbid or enjoin the consummation of this Agreement.

(d)   Execution of Agreement.   Each Party shall have the authorized officer or director execute this Agreement, and the consent of their Board of Directors, if deemed necessary for completion of any or all actions called for under this Agreement.

(e)    Transference of all Title, Leases and other Matters.  Each Party shall cause to be transferred, all rights, title and interest to all matters to be exchanged under Section 1.1 of this Agreement, and that in Schedule A.

V.	ACTIONS AT CLOSING.

5.1          Exchange.   All items within Section 1.1 and Schedule A shall be tendered to the other Party before or at the time of closing.

(a)   RENW Stock Certificate.  Stock certificates representing the necessary stock certificate for payment of consideration for the items being purchased herein. All of the issued shares of RENW common stock properly issued to USSEC.

(b)    Certified Corporate Resolutions.   Certified copy of the resolutions duly adopted by the Board of Directors, as necessary, authorizing and approving the execution and delivery of this Agreement and the performance of its obligations hereunder.

(c)   Other Documents.   All such matters necessary to fulfill the consideration necessary under Section 1.1 and to transfer title, right and interest in Schedule A.

VI.	TERMINATION.

6.1          Termination of Agreement.   This Agreement may be terminated as provided below:

(a)   The Parties hereto may terminate this Agreement by mutual consent at any time prior to the Closing Date;

(b)   RENW may terminate this Agreement by giving written notice to the Shareholders at any time prior to the Closing Date;

(c)   RENW  may terminate this Agreement by giving written notice to USSEC at any time prior to the Closing Date;

(d)   It is the Parties intention to close this transaction as soon as practicable, however, the Closing Date shall occur no later than March 15, 2008, absent regulatory or consent delays.

6.2          Effect of Termination.   If any party hereto terminates this Agreement pursuant to Section 6.1(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any party to the other party (except for any liability of any Party then in breach).

VII.	GENERAL PROVISIONS.

7.1          Entire Agreement.   This Agreement embodies the entire Agreement and understanding between the Parties concerning the subject matter hereof and supersedes any and all prior negotiations, understandings or Agreements in regard thereto.

7.2          Choice of  Law.   The Parties stipulate that regardless of the location of the execution of this Agreement or the location of the closing, they agree that the choice of law governing this contract shall be the Laws of the State of Florida.

7.3          Notices.   Unless otherwise changed by notice given in accordance with this provision, any notice or other communications required or permitted herein shall be deemed given if delivered personally or sent by certified mail, postage prepaid, return receipt requested, addressed to the other Parties at the addresses set forth above or, in the case of the Shareholders, at the address set forth their signature.

7.4          Waiver.   All rights and remedies under this Agreement are cumulative and are not exclusive of any other rights and remedies provided by law. No delay or failure in the exercise of any right or remedy arising under this Agreement shall operate as a waiver of any subsequent right or remedy subsequently arising under this Agreement.

7.5          Survival of Provisions.   All Agreements, representations, covenants and warranties on the part of the Parties contained herein or in any instrument executed and delivered in connection herewith shall survive closing of this Agreement and any investigation at any time made with respect thereto. The terms, conditions and obligations of the Parties contained in this Agreement shall survive and remain enforceable after the closing upon any other party holding such rights, or entity which gains such rights. All such matters shall be transferred and obligatory upon RENW after any name change, if any before or after closing.

7.6          Attorney's Fees.   In the event of litigation for enforcement of the terms of this Agreement or to enforce any remedy hereunder, the prevailing party shall be entitled to recover from the other party any and all costs and expenses, including reasonable attorney's fees, as may be incurred.

7.7          Binding Effect.   This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective personal representatives, successors and assigns.

7.8          Headings.   The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

7.9          Execution by Facsimile.   Facsimile execution of this Agreement by any party is authorized and shall be binding upon all Parties.

7.10        Counterparts.   This Agreement may be executed in any number of counterparts, each of which shall be considered an original hereof.

7.11        Venue.   For resolution of any dispute hereunder, shall be the courts of competent jurisdiction in Hillsborough County, Tampa Florida only.

7.12        Survivability.   Should any term, condition, section or subpart of this Agreement be deemed null, void, voidable or unenforceable, the remaining terms, obligations, parts, sections and conditions shall remain in force and binding on the Parties.

7.13        Recitals.  The Parties expressly acknowledge that the Recitals in the second preamble section contain covenants that shall be enforced and relied upon and do not constitute merely descriptive recitals.

IN WITNESS WHEREOF, this Agreement has been executed on the date first above written.

Renewable Energy Resources, Inc.	World Environmental Services, Corp.

By: Craig A. Huffman	By: John Stanton
Craig A. Huffman, Chairman	John Stanton, President
And Chief Executive Officer	and Director
Renewable Energy Resources, Inc.	U.S. Sustainable Energy Corp.